CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-3 of (1) our report dated March 11, 2005 relating to the financial statements of Separate Account No. 4 of AXA Equitable Life Insurance Company for the year ended December 31, 2004, (2) our report dated March 11, 2005 relating to the financial statements of Separate Account Nos. 191, 200 and 206 of AXA Equitable Life Insurance Company for the year ended December 31, 2004 and (3) our report dated March 31, 2005 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the years ended December 31, 2004 and 2003. We also consent to the use in the Prospectus Supplement constituting part of this Registration Statement of our report dated March 11, 2005 relating to the financial statements of Separate Account No. 4 of AXA Equitable Life Insurance Company. We also consent to the references to us under the headings "Condensed financial information" and "About our independent registered public accounting firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 28, 2005